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Exhibit 10.17

CLOSING DATE AGREEMENT

        THIS CLOSING DATE AGREEMENT made this 6th day of March 2003 by and among Cogent Communications Group, Inc., a Delaware corporation (the "Company"), Allied Riser Communications Corporation, a Delaware corporation ("Allied Riser"), the several noteholders (the "Noteholders") party to the Exchange Agreement and the Settlement Agreement (each as defined below), and Gary Wolfe as representative for the Noteholders (the "Noteholder Representative"). The Company, Allied Riser, and the Noteholders are sometimes referred to herein together collectively as the "Parties."

W I T N E S S E T H:

        WHEREAS, the Noteholders hold in the aggregate $106,789,000 face value of the 7.5% Convertible Subordinated Notes Due 2007 of Allied Riser (the "Notes").

        WHEREAS, the Company, Allied Riser and Noteholders have entered into that certain Exchange Agreement dated as of the date hereof (the "Exchange Agreement") pursuant to which the Noteholders have agreed to surrender to Allied Riser 100% of the Notes in exchange for a cash payment by Allied Riser (the "Cash Payment") and the delivery by Allied Riser to the Noteholders of shares of the Company's Series D Preferred Stock and Series E Preferred Stock (the "Shares") on the terms and subject to the conditions set forth therein (such transaction is referred to herein as the "Note Exchange").

        WHEREAS, the Company, Allied Riser and Noteholders have entered into that certain Settlement Agreement dated as of the date hereof (the "Settlement Agreement") pursuant to which the Noteholders have agreed to dismiss with prejudice certain claims asserted by them in a litigation pending in the Court of Chancery of the State of Delaware (the "Litigation") against Allied Riser and certain of its former directors and to release all claims against Allied Riser and the Company in exchange for a cash payment by Allied Riser (the "Settlement Payment") and the Company and Allied Riser have agreed to release all claims against the Noteholders by the Company and Allied Riser on the terms and conditions set forth therein (such transaction is referred to herein as the "Settlement").

        WHEREAS, the Stipulation of Dismissal (as defined in the Settlement Agreement) related to the dismissal of the Litigation has been filed in the Court of Chancery of the State of Delaware in and for New Castle County.

        WHEREAS, in order to effect the release of claims in connection with the Settlement, each of the Noteholders, Allied Riser, the Company and certain of Allied Riser's former directors (the "Allied Riser Directors") have executed a mutual general release (the "General Release").

        WHEREAS, pursuant to the terms of the Exchange Agreement and the Settlement Agreement, the Cash Payment, the Settlement Payment, the Notes and the General Release are to be placed in escrow upon the execution of the Exchange Agreement and the Settlement Agreement.

        WHEREAS, pursuant to the terms of the Exchange Agreement and the Settlement Agreement upon the filing with the Delaware Secretary of State of the Third Amended and Restated Certificate of Incorporation of the Company authorizing the Shares (the "Charter Amendment"), Allied Riser is to place the Shares into the escrow.

        WHEREAS, the Charter Amendment has been filed with the Secretary of State of the State of Delaware.

        WHEREAS, the parties desire to enter into this Closing Date Agreement to provide for a closing of the Note Exchange and the Settlement without first placing the Cash Payment, the Settlement Payment, the Notes, the General Release or the Shares into Escrow.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Exchange Agreement and the Settlement Agreement, the Parties agree as follows:

        On the date hereof:

          a)    Allied Riser shall (i) wire to the account of the Noteholder Representative set forth in Schedule A hereto the Cash Payment of $4,997,725 and the Settlement Payment of $4,880,256, (ii) deliver to the Noteholder Representative duly executed certificates, in the names of each of the Noteholders, representing the number of duly authorized, validly issued, fully paid and non-assessable Shares set forth opposite each Noteholders name under the headings "Series D Preferred" and "Series E Preferred" on Schedule 1.1 to the Exchange Agreement and (iii) deliver to the Noteholder Representative the General Release executed by Allied Riser and the Allied Riser Directors.

          b)    The Company shall deliver to the Noteholder Representative the General Release executed by the Company.

          c)    The Noteholders shall (i) instruct their respective brokers to instruct the Depository Trust Company ("DTC") to transfer the Notes from the account of each Noteholder to the account of Allied Riser set forth in Schedule B hereto, and (ii) deliver to Allied Riser the General Release executed by each Noteholder and Angelo, Gordon & Co. L.P. The Noteholder Representative shall provide a certification to Allied Riser that all of the Noteholders have duly instructed their respective brokers to instruct the DTC to transfer the Notes and such instructions have not be rescinded or amended and remain in full force and effect.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this CLOSING DATE AGREEMENT to be executed as of the date first written above.

ALLIED RISER COMMUNICATIONS CORPORATION
/s/ DAVID SCHAEFFER
By:	David Schaeffer
Title:	Chief Executive Officer
COGENT COMMUNICATIONS GROUP, INC.
/s/ DAVID SCHAEFFER
By:	David Schaeffer
Title:	Chief Executive Officer
/s/ GERALD K. DINSMORE GERALD K. DINSMORE
/s/ R. DAVID SPRENG R. DAVID SPRENG
/s/ DONALD LYNCH DONALD LYNCH
/s/ BLAIR P. WHITAKER BLAIR P. WHITAKER
ANDA PARTNERSHIP By it Partners
THE ANN ONLY TRUST
/s/ MARK SLEZAK
By: Mark Slezak
Title: Co-Trustee
THE ANN AND DESCENDANTS TRUST
/s/ MARK SLEZAK
By: Mark Slezak
Title: Co-Trustee
CRT CAPITAL GROUP, LLC
/s/ C. MICHAEL VAUGHN
By:	C. Michael Vaughn
Title:	Member
GUARDFISH, LLC
/s/ JOHN C. KOPCHIK
By:	John C. Kopchik
Title:	Principal of its Manager, Providence Asset Management LLC

HBV MASTER REDISCOVERY OPPORTUNITIES FUND, L.P.
/s/ GEORGE J. KONOMOS
By:	George J. Konomos
Title:	Portfolio Manager
JMG CAPITAL PARTNERS, L.P.
/s/ JOHNATHAN GLASER
By:	Jonathan Glaser
Title:	Managing Member
JMG TRITON OFFSHORE FUND, LTD.
/s/ JOHNATHAN GLASER
By:	Jonathan Glaser
Title:	Managing Member
MARKETUS VALUE PARTNERS, L.P.
/s/ EDMUND A. HAJIM
By:	Edmund A. Hajim
Title:	Managing Member of its General Partner, Marketus, L.L.C.
LA POLICE AND FIRE PENSION FUND By its Manager, WR HUFF & CO.
/s/ MICHAEL J. MCGUINESS
By:	Michael J. McGuiness
Title:	Portfolio Manager
PENINSULA INVESTMENT PARTNERS, L.P.
/s/ R. TED WESCHLER
By:	R. Ted Weschler
Title:	Managing Member of its Investment Advisor and General Partner
SAGAMORE HILL HUB FUND LTD.
/s/ MARK MAY
By:	Mark May
Title:
LC CAPITAL MASTER FUND, LTD.
/s/ STEVE LAMPE
By:	Steve Lampe
Title:	Managing Member

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  Exhibit 10.17
CLOSING DATE AGREEMENT